Exhibit 99.1

DPW Holdings to Present at 12th Annual LD Micro Invitational

NEWPORT BEACH, CA -- (BUSINESS WIRE) -- Dec. 09, 2019 -- DPW Holdings, Inc. (NYSE American: DPW) ("DPW" or the "Company"), a diversified holding company, announced today that it will present at the 12th Annual LD Micro Invitational, a 3-day investor conference to be held between December 10 - December 12, 2019 at the Luxe Sunset Boulevard Hotel in Los Angeles, CA.

Milton “Todd” Ault, III, the Company’s CEO and Chairman, will be presenting at 2:20 PM PDT on December 11, 2019 on behalf of the Company and senior management will be available for one-on-one meetings during the event. The Company looks forward to establishing new relationships and meeting current investors and associates attending the event. Mr. Jonathan Read, CEO of DPW Technology Group will join Mr. Ault to address a number of topics including the progress achieved by the Company’s defense and commercial electronics sector and recent developments with the Company’s strategic investments, including MTIX.

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

"This year's Main Event is our largest event to date, with 275 companies set to present and meet with investors" stated Chris Lahiji, President of LD Micro. "Even though LD has emerged as one of the largest and most influential organizations in the space, our focus has never deviated from showcasing some of the more interesting businesses in the world to our ever-growing community. Investor interest in our events has also never been stronger, and that goes for our commitment to philanthropy as well.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global potential. Through its wholly owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

About LD Micro

LD Micro was founded in 2006 with the sole of being an independent resource in the microcap space.

What started out as a newsletter highlighting unique companies has transformed into several influential events annually (Invitational, Summit, and Main Event).

In 2015, LDM launched the first pure microcap index (the LDMi) to exclusively provide intraday information on the entire sector. LD will continue to provide valuable tools for the benefit of everyone in the small and micro-cap universe.

For those interested in attending, please contact David Scher at david@ldmicro.com or visit http://www.ldmicro.com/ for more information.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contact:

Name: DPW Holdings, Inc. Investor Relations

Phone: (888) 753-2235

Address: 201 Shipyard Way, Suite E, Newport Beach, CA 92663 Email: IR@Dpwholdings.com

Source: DPW Holdings, Inc. via LD Micro